Exhibit 99.1

Jasper Therapeutics Announces Fiscal 2021 Financial Results and Provides Business Update

REDWOOD CITY, Calif., March 18, 2022 - Jasper Therapeutics, Inc. (NASDAQ: JSPR), a biotechnology company focused on transforming the field of hematopoietic stem cell therapies, today announced results for the fiscal year ended December 31, 2021, and provided a business update.

Highlights for Recent Weeks:

●	Phase 1b data for JSP191 in the treatment of patients with MDS or AML accepted for presentation as a late breaking oral abstract at the Tandem Meetings of ASTCT and CIBMTR on April 26th, 2022. Data from 17 patients show JSP191, in combination with low dose radiation and fludarabine conditioning, was well tolerated in patients 62 to 79 years old with no JSP191-related serious adverse events. Primary engraftment with neutrophil recovery was achieved in all 17 subjects and clearance of MRD was observed in 12 of the 15 subjects positive for MRD at screening

●	Initiation of a new study of JSP191 as a second-line therapeutic for patients with lower risk MDS expected to start in 2022

●	Data showing long-term benefits of HSC engraftment following single-agent JSP191 conditioning in patients with SCID to be presented at the Clinical Immunology Society annual meeting (March 31-April 2).

●	Continued pipeline progress, including JSP191 across multiple gene therapy collaborations and Jasper’s mRNA stem cell graft platform

●	Appointment of Ronald Martell as Chief Executive Officer and President

“During 2021, our team made significant strides advancing JSP191, our anti-CD117 monoclonal antibody, and demonstrating its potential to transform the treatment of multiple diseases by providing a safer and more effective stem-cell transplant therapy,” said Ronald Martell, Chief Executive Officer of Jasper Therapeutics. “Recently we’ve seen the presentation of compelling data pointing to the potential of this asset as a conditioning agent in severe combined immunodeficiency (SCID), with results showing JSP191 to be well tolerated with no treatment-related adverse events in patients ranging from 3 months to 38 years. Next month, we look forward to the presentation of updated results from our Phase 1b study of JPS191 in the treatment of myelodysplastic syndromes and acute myeloid leukemia (MDS/AML) at the ASTCT/CIBMTR meetings. Initial data from this study also showed JPS191 to be well-tolerated and achieved 100% successful engraftment with clearance of all diseased cells in 12 of 15 patients. On the strength of this data, we expect to initiate a pivotal study in MDS/AML transplant by Q1 2023 as well as a new study of JSP191 as a second-line therapeutic in lower risk MDS patients later this year. We intend to prudently manage our current cash position to allow advancement of our clinical programs through significant milestones in 2022 and into 2023.”

Fiscal 2021 Financial Results

●	Cash and Cash Equivalents: Cash and cash equivalents as of December 31, 2021, were $84.7 million. The Company expects current cash and cash equivalents to be sufficient to fund its planned operating and capital expenditures through early 2023.

●	Research and Development (“R&D”) Expenses: R&D expenses for the year ended December 31, 2021 were $25.4 million compared to $15.9 million the year ended December 31, 2020. The increases were primarily due to additional costs associated to advancing our clinical trials and clinical manufacturing expenses. The increases also relate to higher research spending and employee related costs, including stock-based compensation expenses following recent hiring to support ongoing development of our product candidates.

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●	General and Administrative (“G&A”) Expenses: G&A expenses for the year ended December 31, 2021 were $11.4 million compared to $4.8 million for the year ended December 31, 2020. The increases were primarily related to professional fees, employee compensation related expenses, including stock-based compensation, supporting the growth in our operations and costs associated with being a public company.

●	Net Loss: For the year ended December 31, 2021, net loss was $30.6 million compared to the net loss of $31.7 million for the year ended December 31, 2020.

About JSP191

JSP191 is a humanized monoclonal antibody that blocks stem cell factor receptor signaling leading to clearance of hematopoietic stem and progenitor cells from the bone marrow. JSP191 is in clinical development as a stem cell transplant conditioning agent where it helps create an empty space for donor or gene-corrected transplanted stem cells to engraft. While hematopoietic cell transplantation can be curative for patients, its use is limited because standard high-dose myeloablative conditioning is associated with severe toxicities and standard low-dose conditioning has limited efficacy. To date, JSP191 has been evaluated in more than 90 healthy volunteers and patients. Three clinical trials for myelodysplastic syndromes (MDS)/ acute myeloid leukemia (AML), severe combined immunodeficiency (SCID) and Fanconi anemia (FA) undergoing allogeneic transplant are currently enrolling. JSP191 is also planned to enter clinical development as a second-line therapeutic in transfusion dependent, lower risk MDS patients to preferentially drive recovery of healthy hematopoietic stem cells in order to help restore normal hematopoiesis.

About Jasper Therapeutics

Jasper Therapeutics is a biotechnology company focused on the development of novel curative therapies based on the biology of the hematopoietic stem cell. The company is advancing two potentially groundbreaking programs. JSP191, an anti-CD117 monoclonal antibody, is in clinical development as a conditioning agent that clears hematopoietic stem cells from bone marrow in patients undergoing a hematopoietic cell transplantation. It is designed to enable safer and more effective curative allogeneic hematopoietic cell transplants and gene therapies. JSP191 is also entering development as a second-line therapeutic for patients with lower risk MDS. In parallel, Jasper Therapeutics is advancing its preclinical mRNA hematopoietic stem cell grafts platform, which is designed to overcome key limitations of allogeneic and autologous gene-edited stem cell grafts. Both innovative programs have the potential to transform the field and expand hematopoietic stem cell therapy cures to a greater number of patients with life-threatening cancers, genetic diseases and autoimmune diseases than is possible today. For more information, please visit us at jaspertherapeutics.com.

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Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential of the Company’s JSP191 and mRNA engineered stem cell graft programs, statements regarding our planned presentation of results our Phase 1b study of JPS191 in the treatment of myelodysplastic syndromes/acute myeloid leukemia (MDS/AML), statements regarding our expectation to initiate a pivotal study in MDS / AML transplant by Q1 2023 as well as a new study of JSP191 as a primary therapeutic in lower risk MDS patients later in 2022 and our statements regarding anticipated additional milestones in 2022 and 2023. These statements are based on various assumptions and risks, whether or not identified in this press release, and on the current expectations of Jasper and are not predictions of actual performance. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, political and business conditions; the risk that the potential product candidates that Jasper develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Jasper’s product candidates; the risk that prior study results may not be replicated; the risk that clinical trials may not confirm any safety, potency or other product characteristics assumed in this press release; the risk that Jasper’s product candidates may not be beneficial to patients or successfully commercialized; patients’ willingness to try new therapies and the willingness of physicians to prescribe these therapies; competition; risks related to our dependence on third parties; the risk that Jasper’s business, operations, clinical development plans and timelines, and supply chain could be adversely affected by the effects of health epidemics; risks regarding intellectual property matters; and other risks and uncertainties indicated from time to time in Jasper’s filings with the SEC. Jasper undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

Contacts:

John Mullaly (investors)

LifeSci Advisors

617-429-3548

jmullaly@lifesciadvisors.com

Jeet Mahal (investors)

Jasper Therapeutics

650-549-1403

jmahal@jaspertherapeutics.com

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JASPER THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
Operating expenses
Research and development(1)	$25,421	$15,883
General and administrative(1)	11,412	4,800
Total operating expenses	36,833	20,683
Loss from operations	(36,833)	(20,683)
Change in fair value of earnout liability	9,277	—
Change in fair value of derivative liability	(3,501)	(10,875)
Change in fair value of common stock warrants liability	500	—
Other expense, net	(80)	(111)
Total other income (expense), net	6,196	(10,986)
Net loss and comprehensive loss	$(30,637)	$(31,669)
Net loss per share attributable to common stockholders, basic and diluted	$(2.69)	$(5.17)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	11,393,754	6,125,897

(1)	Amounts include non-cash stock based compensation expense as follows (in thousands):

	Year Ended December 31,
	2021	2020

Research and development	$612	$488
General and administrative	436	722
Toral	$1,048	$1,210

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JASPER THERAPEUTICS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
Assets	2021	2020
Current assets:
Cash and cash equivalents	$84,701	$19,838
Other receivables	—	600
Prepaid expenses and other current assets	3,130	247
Total current assets	87,831	20,685
Property and equipment, net	3,686	693
Operating lease right-of-use assets	1,147	1,336
Restricted cash	345	345
Other non-current assets	645	298
Total assets	$93,654	$23,357

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$3,919	$1,417
Current portion of operating lease liabilities	505	—
Accrued expenses and other current liabilities	3,596	2,595
Total current liabilities	8,020	4,012
Derivative tranche liability	—	8,158
Non-current portion of operating lease liabilities	2,380	1,624
Common stock warrant liability	7,350	—
Earnout liability	5,743	—
Other non-current liabilities	643	853
Total liabilities	24,136	14,647

Commitments and contingencies
Redeemable convertible preferred stock	—	43,840
Stockholders’ equity (deficit)
Preferred stock	—	—
Common stock	4	1
Additional paid-in capital	136,964	1,682
Accumulated deficit	(67,450)	(36,813)
Total stockholders’ equity (deficit)	69,518	(35,130)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$93,654	$23,357

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